EXHIBIT 99.3

COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, ss.	SUPERIOR COURT DEPARTMENT
OF THE TRIAL COURT
CIVIL ACTION NO. 04-4345

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HEALTHSOUTH CORPORATION,	)
Plaintiff,	)
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v.	)
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HRES1 PROPERTIES TRUST,	)
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Defendant.	)
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_______________________________________	)
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HRES1 PROPERTIES TRUST, et al.	)
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Counterclaimants,	)
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v.	)
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HEALTHSOUTH CORPORATION, et al.	)
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Counterclaim Defendants.	)
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_______________________________________	)

FINAL JUDGMENT AND ORDER

In accordance with the Court’s January 12, 2006 Findings of Fact, Rulings of Law and Order of Judgment (“Memorandum & Order”), it is hereby ORDERED, ADJUDGED AND DECREED:

1.            HealthSouth Corporation (“HealthSouth”) is hereby ordered to use its best efforts to cooperate with HRES1 Properties Trust (“HRES1”) or HRES1’s nominee to prepare and process all applications for licenses, operating permits and other governmental authorizations and all contracts, including contracts with government or quasi-governmental entities, which may be necessary for the continued operation of Braintree Rehabilitation Hospital and New England Rehabilitation Hospital (the “Hospitals”) and to transfer such licenses, operating permits, authorizations and contracts to HRES1 and HRES1’s nominee. HRES1 will pay the reasonable out of pocket costs and expenses that HealthSouth incurs in using its best efforts to accomplish the transfer of the licenses, operating permits and governmental authorizations.

2.           HealthSouth is hereby ordered to continue to operate the Hospitals in the ordinary course and consistent with its current practices until a new licensee designated by HRES1 and approved by the Massachusetts Department of Public Health assumes responsibility for the Hospitals’ operations.

3.           For the period from October 26, 2004 until a new licensee assumes responsibility for the Hospitals’ operations, HealthSouth shall pay HRES1 the net cash flow realized from the Hospitals’ operations after deducting reasonable out of pocket operating costs (as defined in the Court’s January 12, 2006 Memorandum & Order) and a management fee to HealthSouth equal to five percent of the Hospitals’ net patient revenues (as defined in the Court’s January 12, 2006 Memorandum & Order).

4.           HealthSouth shall pay the amount due and owing pursuant to paragraph 3 for the historical period from October 26, 2004 until the date of entry of this order within fifteen (15) days of entry of this order and HealthSouth shall simultaneously provide to HRES1 a month-by-month accounting thereof. With respect to future periods, HealthSouth shall pay the amounts due pursuant to paragraph 3 monthly in arrears within fifteen (15) days after the end of each calendar month and HealthSouth shall simultaneously provide HRES1 a monthly accounting of such amounts. Interest on amounts due under this Order for both the historical period and future periods shall accrue and be paid at the judgment rate from the dates fifteen days after each month for which the net cash flow is calculated.

5.           The Temporary Special Receiver appointed pursuant to this Court’s Order dated September 29, 2005 shall deliver to HRES1 any and all sums collected from HealthSouth together with any accountings from HealthSouth which he has received. These amounts may be credited against amounts due from HealthSouth’s for historical periods.

6.           For purposes of Paragraph 1 of this Order, HealthSouth includes Ms. Mary Moscato, the Regional Vice President of HealthSouth responsible for the Hospitals’ operations and her successor in that position, if any. For purposes of making the payments and providing the accounting required by paragraphs 3 and 4 of this Order, HealthSouth includes Mr. John Workman, the Chief Financial Officer of HealthSouth and his successor in that position, if any. For purposes of paragraphs 1 through 4 of this Order, HealthSouth shall include Mr. Jay Grinney, the Chief Executive Office of HealthSouth and his successors in office, if any, as well as all direct and indirect subsidiaries of HealthSouth Corporation and all other officers, agents, and attorneys acting for HealthSouth or such subsidiaries on the subject matters of this Order.

7.           Failure to comply with this Order (including paragraph 1) within fifteen days from entry hereof may constitute contempt of Court and result in fines, sanctions and additional post-judgment interest, including fines and sanctions upon HealthSouth and individuals named in this Order.

Accordingly, this Court hereby orders judgment in the above-captioned action in favor of HRES1 Properties Trust (“HRES1”), Senior Housing Properties Trust (“SNH”) and HRPT Properties Trust (“HRPT”) and against HealthSouth Corporation (“HealthSouth”), New England Rehabilitation, Inc. and Kelton Corporation on all counts of the amended complaint and counterclaim. Costs to be awarded in favor of defendants HRES1, SNH and HRPT, including all costs and expenses of the Temporary Special Receiver as may be established by this Court upon application by the Temporary Special Receiver after notice to the parties. In the event HRES1, SNH or HRPT intend to seek an award of attorneys fees pursuant to contract terms, they shall serve and file a motion for such an award stating the basis for the award and the calculation thereof pursuant to Superior Court Rule 9A; any such motion must be served on counsel for HealthSouth within 30 days hereof.

/s/ Janet L. Sanders
Superior Court Justice

Dated: January 13, 2006